WORLD QUANTUM GROWTH ACQUISITION CORP.

PRO FORMA BALANCE SHEET

AUGUST 27, 2021

	August 13, 2021	Pro Forma Adjustments		As Adjusted
		(unaudited)		(unaudited)
Assets
Cash	$2,342,874	$-		$2,342,874
Prepaid expenses	745,881	-		745,881
Total current assets	3,088,755	-		3,088,755
Cash held in Trust Account	202,000,000	3,950,000	(a)	205,989,500
		118,500	(b)
		(79,000)	(c)
Total assets	$205,088,755	$3,989,500		$209,078,255

Liabilities and Shareholders’ Equity
Accrued offering costs and expenses	$1,572,530	$-		$1,572,530
Due to Related Party	$2,404	$-		$2,404
Total current liabilities	1,574,934	-		1,574,934
Deferred underwriting fee	7,000,000	138,250	(e)	7,138,250
Warrant Liability	28,675,000	424,625	(f)	29,164,800
		65,175	(h)
Total liabilities	37,249,934	628,050		37,877,984
Commitments and Contingencies
Class A ordinary shares subject to possible redemption, 16,122,655 and 16,455,472 shares at redemption value, respectively	162,838,816	3,361,452	(d)	166,200,268

Shareholders’ equity:
Preference shares, $0.0001 par value, 5,000,000 shares authorized, no shares issued and outstanding	-	-		-
Class A ordinary shares, $0.0001 par value, 500,000,000 shares authorized, 3,877,345 and 3,939,528 shares issued and outstanding (excluding 16,122,655 and 16,455,472 shares subject to possible redemption, respectively)	388	40	(a)	394

		(34)	(d)
Class B ordinary shares, $0.0001 par value, 50,000,000 shares authorized, 5,750,000 shares issued and outstanding	575	-		575
Additional paid-in capital	10,686,154	3,949,960	(a)	10,767,834
		118,500	(b)
		(79,000)	(c)
		(138,250)	(e)
		(424,625)	(f)
		16,513	(g)
		(3,361,418)	(d)
Accumulated deficit	(5,687,112)	(16,513)	(g)	(5,768,800)
		(65,175)	(h)
Total shareholders’ equity	5,000,005	(2)		5,000,003
Total Liabilities and Shareholders’ Equity	$205,088,755	$3,989,500		$209,078,255

The accompany notes are an integral part of the financial statement.

NOTE 1 – CLOSING OF OVER-ALLOTMENT OPTION AND ADDITIONAL PRIVATE PLACEMENT

The accompanying unaudited Pro Forma Balance Sheet presents the Balance Sheet of World Quantum Growth Acquisition Corp. (the “Company”) as of August 13, 2021, adjusted for the closing of the underwriter’s over-allotment option and related transactions which occurred on August 27, 2021 as described below.

The Company consummated its initial public offering (the “IPO”) of 20,000,000 units (the “Units”) on August 13, 2021. Each Unit consists of one Class A ordinary share, $0.0001 par value per share and one-half of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one Class A ordinary share at an exercise price of $11.50 per share, subject to adjustment. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $200,000,000. The Company granted the underwriter in the IPO (the “Underwriter”) a 45-day option to purchase up to an aggregate of 3,000,000 additional Units to cover over-allotments, if any. On August 25, 2021, the Underwriter partially exercised the over-allotment option to purchase an additional 395,000 Units (the “Over-Allotment Units”). On August 27, 2021, the Company completed the sale of the Over-Allotment Units to Underwriter (the “Over-Allotment”), generating an aggregate of gross proceeds of $3,950,000, and incurred $79,000 in cash underwriting fees.

Simultaneously with the closing of the Over-Allotment, the Company consummated the private sale (the “Private Placement”) of an aggregate of 118,500 private warrants (the “Private Placement Warrants”) at a purchase price of $1.00 per Private Placement Warrant to World Quantum Growth Acquisition LLC (the “Sponsor”), generating gross proceeds of $118,500.

Upon closing of the IPO, the Private Placement, and the sale of the Over-Allotment Units, a total of $205,989,500 ($10.10 per Unit) was placed in a trust account, with Continental Stock Transfer & Trust Company acting as trustee.

In addition, the Sponsor agreed to forfeit up to 750,000 Class B ordinary shares, par value $0.0001, to the extent that the over-allotment option is not exercised in full by the underwriter. On August 25, 2021, the Underwriter partially exercised the over-allotment option to purchase the Over-Allotment Units and on August 27, 2021, the Company completed the sale of the Over-Allotment Units to Underwriter; thus, 651,250 Class B ordinary shares remain subject to forfeiture.

Pro forma adjustments to reflect the exercise of the Underwriter’s over-allotment option and the sale of the Private Warrants described above are as follows:

	Pro Forma Entries	Debit	Credit
(a)	Cash held in trust account	$3,950,000
	Class A ordinary shares		$40
	Additional paid-in capital		$3,949,960
	To record sale of 395,000 Overallotment Units at $10.00 per Unit

(b)	Cash held in trust account	$118,500
	Additional paid-in capital		$118,500
	To record sale of 118,500 Private Placement Warrants at $1.00 per Private Placement Warrant

(c)	Additional paid-in capital	$79,000
	Cash held in trust account		$79,000
	To record payment of cash underwriting fee

(d)	Class A ordinary shares	$34
	Additional paid-in capital	$3,361,418
	Class A ordinary shares subject to possible redemption		$3,361,452
	To record Class A ordinary shares out of permanent equity into mezzanine redeemable shares

(e)	Additional paid-in capital $ $	138,250
	Deferred underwriters’ discount		$138,250
	To record additional Deferred underwriters’ fee arising from the sale of Overallotment Units

(f)	Additional paid-in capital $ $	424,625
	Warrant liability		$424,625
	To record change in fair value of warrant liability

(g)	Accumulated deficit $	16,513
	Additional paid-in capital $		$16,513
	To record change in deferred offering costs allocated to warrant liability

(h)	Excess fair value of Private Warrants $ $	65,175
	Warrant liability		$65,175
	To record excess fair value of Private Warrants